[ZARITSKY PENNY LOGO]

                              ACCOUNTANTS' CONSENT

The Board of Directors
Med-Emerg International Inc.

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ Zaritsky Penny
                                          Chartered Accountants

                                          London, Ontario
                                          May 7, 1997